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                                                                   Exhibit 99.C2



                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We consent to the use in this Amendment to the Registration Statement of our report dated August 28, 2001 relating to the Statement of Net Assets of UBS PaineWebber Equity Trust, Blue Chip Series 2001B, including the Schedule of Investments, included herein, and to the reference made to us under the caption "Independent Auditors" in the Prospectus.






                                       ERNST & YOUNG LLP



August 28, 2001
New York, New York